SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC 20549

                                     FORM 8-K

                                  CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported): October 25, 1996



                            BREED Technologies, Inc.
               (Exact Name of Registrant as Specified in its Charter)



        DELAWARE                      1-11474                       22-2767118
(State or Other Jurisdiction     (Commission File                 (IRS Employee
     of Incorporation)               Number)                 Identification No.)



5300 Old Tampa Highway, Lakeland, Florida                                  33811
(Address of Principal Executive Offices)                              (Zip Code)


                                  941-668-6000
             (Registrant's Telephone Number, Including Area Code)













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Item 2. Acquisition or Disposition of Assets

On October 25, 1996, BREED Technologies, Inc., a Delaware corporation (the "Company") consummated the acquisition of certain assets and the assumption of certain liabilities of the "North American Steering Wheels Operation" of United Technologies and 100% of the outstanding shares of capital stock of United
Technologies Automotive Clifford Limited, an English company. The acquisition was made pursuant to the Amended and Restated Purchase Agreement, dated as of October 25, 1996, among UT Automotive, Inc., United Technologies Automotive Systems, Inc., United Technologies Automotive Systems de Mexico A.A. de C.V., IPCO, Inc. and BREED Technologies, Inc.

The purchase price cash consideration of $140.5 million included payment of $17.4 million of Clifford intercompany financing. Any difference between the closing date net working capital and interim net working capital, as defined, will result in a post-closing purchase price adjustment.

The funds used by the Company to pay the purchase price were obtained from borrowings under the Company's Revolving Credit Agreements.

The acquired operations which will be called United Steering Systems, Inc. (USS) produces steering wheels, airbag covers, horn pads and related molded products located in Grabill, Indiana; Niles, Michigan; Monterrey, Mexico; and Birmingham, England. USS has annual revenues of approximately $150 million.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

FinancialStatements of Businesses Acquired. It is impracticable for the Company to provide the financial statements of USS required by this Item 7(a) at the time of filing this report of Form 8-K, and none of such financial statements are available at such time. The Company will file the financial statements of USS as soon as practicable, but not later than 60 days after November 9, 1996.

Pro Forma Financial Information. It is impracticable for the Company to provide the pro forma financial information relative to USS required by this Item 7(b) at the time of filing of this report on Form 8-K, and none of such pro forma financial information is available at such time. Accordingly, in accordance with Item 7(b)(2) of Form 8-K, the Company will file the required pro forma financial information relative to USS in an amendment to this report on Form 8-K as soon as is practicable, but not later than 60 days after November 9, 1996.

Exhibits. Amended and Restated Purchase Agreement, dated as of October 25, 1996 , among UT Automotive, Inc., United Technologies Automotive Systems, Inc., United Technologies Automotive Systems de Mexico A.A. de C.V., IPCO, Inc. and BREED Technologies, Inc.


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                                                    Signatures


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:    November 7, 1996                               BREED Technologies, Inc.
                                                        By:
                                                        /s/Edward H. McFadden
                                                        Edward H. McFadden
                                                        Executive Vice President
                                                        and Chief Financial
                                                        Officer









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